Exhibit 99.1
Utz Brands, Inc. Declares Quarterly Cash Dividend
Hanover, Pa., December 10, 2020 – Utz Brands, Inc. (NYSE:UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, today announced that its Board of Directors declared a cash dividend of approximately $0.06 per share on the Company’s Class A Common Stock. Payment is expected to be made by the Company on January 11, 2021, to stockholders of record at the close of business on December 21, 2020.
The cash dividend will be funded by cash distributions made by Utz Brands Holdings, LLC (“Utz Brands Holdings”) to Utz and the other holders of Utz Brands Holdings’ common units on a pro-rata basis.
The cash dividend includes a regular quarterly cash dividend of $0.05 per share and an additional cash dividend in the aggregate amount of approximately $0.8 million, which is approximately $0.01 per share. This additional cash dividend will be funded from a portion of the tax distribution by Utz Brands Holdings to Utz that is in excess of corporate taxes payable by the Company.
Future declarations of quarterly or other dividends are subject to the determination and discretion of Utz’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition and other factors that Utz’s Board of Directors may deem relevant.
In future quarters, in addition to potentially declaring and paying regular quarterly dividends, Utz may continue to declare and pay additional cash dividends to the holders of Utz Class A Common Stock out of all or a portion of any excess tax distributions it receives from Utz Brands Holdings.
About Utz
Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of salty snacks under popular brands including Utz®, Zapp’s®, Golden Flake®, Good Health®, Boulder Canyon®, Hawaiian® Brand, and TORTIYAHS!®, among others.
After nearly a century, with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally and internationally through grocery, mass merchant, club, convenience, drug and other channels. Based in Hanover, Pennsylvania, Utz operates fourteen facilities located in Pennsylvania, Alabama, Arizona, Illinois, Indiana, Louisiana, Washington, and Massachusetts.
Where to Find More Information About Utz
Investors and others should note that the Company announces material financial information to its investors using the Company's investor relations website, investors.utzsnacks.com/investors/, SEC filings, press releases, public conference calls and webcasts. The Company uses these channels, as well as social media, to communicate with securities holders and the public about the Company, its services and other issues. It is possible that the information posted on social media could be deemed to be material information. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information posted by the Company on the United States social media channels. For more information about the Company, please visit www.utzsnacks.com or call 1-800-FOR-SNAX.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Utz’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Utz’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether the closing conditions for the recently announced acquisition of Truco Holdings will be satisfied and whether and when the acquisition will close; whether and when Utz will be able to realize the expected financial results and accretive effect of the Truco Holdings acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the risk that the recently completed business combination with Collier Creek Holdings disrupts plans and operations; the ability to recognize the anticipated benefits of such business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against the Company following the consummation of such business combination; changes in applicable law or regulations; costs related to the business combination; the inability of the Company to maintain the listing of the Company’s Class A Common Stock and public warrants on the New York Stock Exchange; the inability of the Company to develop and maintain effective internal controls; the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control; changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in the Company’s products, which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities; the possibility that the Company may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 5, 2020. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.
Investor Contacts
Chris Mandeville and Anna Kate Heller
ICR
utz@icrinc.com
203-682-8304

Media Contacts
Marie Espinel, Katie Lewis or Hannah Arnold
The LAKPR Group
mespinel@lakpr.com, klewis@lakpr.com, or harnold@lakpr.com
202-559-9171